UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 28, 2006

MEDICAL SOLUTIONS MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13858	86-0214815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Cedar Hill Street

Marlboro, MA 01752

(Address of principal executive offices) (Zip Code)

(508) 597-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On November 28, 2006, Medical Solutions Management Inc. (the “Registrant”) entered into a Convertible Promissory Note Purchase Agreement (the “Purchase Agreement”) with Apogee Financial Investments, Inc. (the “Investor”). Pursuant to the Purchase Agreement, the Company sold to Investor a convertible promissory note in the original principal amount of $216,000 (the “Promissory Note”). As consideration therefor, the Investor paid the Registrant $200,000 cash. The Purchase Agreement allows for the purchase and issuance of convertible promissory notes up to the aggregate principal amount of $1,000,000 with the investors named therein.

The Promissory Note shall not accrue interest until May 15, 2007, and after such date, the Promissory Note will accrue interest at the rate of eighteen percent (18%) per annum. Upon the Registrant’s next financing of at least $2,500,000, the Promissory Note shall convert into the equity or convertible securities issued by the Registrant in such financing equal to the product obtained by multiplying the price per share of the securities in the new financing by seventy-five percent.

The Registrant relied upon Rule 506 of Regulation D of the Securities Act of 1933, as amended, for the issuance of the Promissory Note.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Convertible Promissory Note Purchase Agreement dated as of November 28, 2006 by and between Medical Solutions Management Inc. and Apogee Financial Investments, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2006

MEDICAL SOLUTIONS MANAGEMENT INC.

By:	/s/ Brian Lesperance
Name:	Brian Lesperance
Title:	President

EXHIBIT INDEX

Exhibit	Description
10.1	Convertible Promissory Note Purchase Agreement dated as of November 28, 2006 by and between Medical Solutions Management Inc. and Apogee Financial Investments, Inc.